EXHIBIT 99.1

Establishment Labs Announces Pratip Dastidar Has Joined the Company as Head of Global Operations

SANTA BARBARA, Calif., May 18, 2021 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, announced today that Pratip Dastidar has been appointed Head of Global Operations.

Mr. Dastidar will join the executive team at Establishment Labs with responsibility for operational transformation and the scaling of global operations; he will also lead the company’s digital transformation initiatives. Mr. Dastidar joins Establishment Labs from ServiceMaster, where he served as Chief Transformation Officer from 2018 to 2020. He previously was Head of Process Innovation at Salesforce and has held executive roles at Hewlett Packard, Amazon, Applied Materials, WABCO and others. Mr. Dastidar’s experience spans the industrial, technology and service sectors as well as multiple global regions. He was also previously a consultant with McKinsey & Company and holds a Ph.D. in Mechanical Engineering.

“With incredible opportunities ahead, we are taking steps to align the company’s operating structure with our growth strategy and product development efforts. Scaling global operations and integrating our global commercial channels will allow us to best address the growing needs of our partners and patients,” said Juan José Chacón-Quirós, CEO and Founder of Establishment Labs. “Pratip’s experience in transforming and scaling business processes will be invaluable as we launch new technologies and enter significant new markets.”

Commenting on his new role, Mr. Dastidar added, “Establishment Labs is an industry disruptor and I look forward to contributing to their mission of improving women’s health in medical aesthetics. As we scale this business globally, we can drive operational efficiencies through the combination of manufacturing, supply chain and digital technology.”

Along with today’s announcement on the appointment of Mr. Dastidar, Establishment Labs also announced that Salvador Dada, who has been on medical leave since March 19, 2021, will return to the company in the near future as Head of Special Projects, the first of which will be to oversee the company’s expansion into new manufacturing facilities and R&D labs in the Coyol Free Zone in Costa Rica. This initiative will support Establishment Labs’ future growth in its current and new markets, including China and the United States.

About Establishment Labs
Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in more than 80 countries through exclusive distributors or the company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System and other products and services. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements
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includes statements related to our planned growth, scaling, product development, future markets, new facility, and digital transformation. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s annual report on Form 10-K filed on March 15, 2021, quarterly reports on Form 10-Q, and other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Investor/Media Contact:
Raj Denhoy
415 828-1044
rdenhoy@establishmentlabs.com